As filed with the Securities and Exchange Commission on February 18, 2011
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELANESE US HOLDINGS LLC
(Exact name of registrant as specified in its charter)

2820	Delaware	20-1206848
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

2820	Delaware	98-0420726
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
The subsidiary guarantors listed on Schedule A hereto.
(Exact name of registrant as specified in its charter)

1601 West LBJ Freeway
Dallas, Texas 75234
(972) 443-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Peacock III
Vice President, Deputy General Counsel and Assistant Corporate Secretary
Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234
(972) 443-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee
6 5/8% Senior Notes due 2018	$600,000,000	100%	$600,000,000	$69,660
Guarantees of 6 5/8% Senior Notes due 2018(2)	$600,000,000	N/A(3)	N/A(3)	N/A(3)

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The notes are guaranteed by Celanese Corporation, which is the parent of Celanese US Holdings LLC, and by the direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC listed on the following pages.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the Guarantees. The guarantee is not traded separately.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Subsidiary Guarantors

The following direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC will guarantee Celanese US Holdings LLC’s 6 5/8% Senior Notes due 2018 and are co-registrants with Celanese US Holdings LLC and Celanese Corporation under this registration statement.

	Jurisdiction of	I.R.S Employer
Name	Formation	Identification No.

Celanese Americas LLC	Delaware	22-1862783
Celanese Acetate LLC	Delaware	56-2051387
Celanese Chemicals, Inc.	Delaware	13-2916623
Celanese Fibers Operations LLC	Delaware	13-3373680
CNA Holdings LLC	Delaware	13-5568434
Celanese International Corporation	Delaware	75-2622529
Celtran, Inc.	Delaware	56-0818166
CNA Funding LLC	Delaware	22-3847453
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574
Ticona Fortron Inc.	Delaware	22-3140276
Ticona Polymers, Inc.	Delaware	13-3313358
Ticona LLC	Delaware	22-3546190
Celanese Global Relocation LLC	Delaware	41-2243055
Celanese Ltd.	Texas	75-2622526

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2011

PROSPECTUS

$600,000,000

CELANESE US HOLDINGS LLC
Exchange Offer for All Outstanding 6 5/8% Senior Notes due 2018
(CUSIP Nos. 15089Q AA2 and U1259R AA1)
for new 6 5/8% Senior Notes due 2018
that have been registered under the Securities Act of 1933
This exchange offer will expire at 5:00 p.m., New York City time,
on          , 2011, unless extended.

We are offering to exchange Celanese US Holdings LLC’s 6 5/8% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and which we refer to in this prospectus as the “exchange notes,” for any and all of Celanese US Holdings LLC’s 6 5/8% Senior Notes due 2018 issued on September 24, 2010, which we refer to in this prospectus as the “outstanding notes.” The term “Notes” refers to both the outstanding notes and the exchange notes. We refer to the offer to exchange the exchange notes for the outstanding notes as the “exchange offer” in this prospectus.

The Exchange Notes:

•	The terms of the registered exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

•	We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

•	The exchange notes will bear interest at the rate of 6 5/8% per annum, payable semi-annually, in cash in arrears, on October 15 and April 15 of each year.

•	The exchange notes will be guaranteed on a senior basis by Celanese Corporation, the parent company of Celanese US Holdings LLC, and each of Celanese US Holdings LLC’s subsidiaries that have guaranteed the outstanding notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended.

•	Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the exchange notes.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

•	Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated          , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell these exchange notes in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is current only as of the date on its cover, and may change after that date. The information in any document incorporated by reference in this prospectus is current only as of the date of any such document. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct — nor do we imply those things by delivering this prospectus or issuing exchange notes to you.

HELPFUL INFORMATION	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
WHERE YOU CAN FIND MORE INFORMATION	iii
INCORPORATION BY REFERENCE	iii
PROSPECTUS SUMMARY	1
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES	13
USE OF PROCEEDS	14
THE EXCHANGE OFFER	14
DESCRIPTION OF THE NOTES	23
BOOK ENTRY, DELIVERY AND FORM	70
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	72
CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS	77
PLAN OF DISTRIBUTION	79
LEGAL MATTERS	79
EXPERTS	79
EX-5.1
EX-12.1
EX-23.2
EX-23.3
EX-23.4
EX-24.1
EX-25.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

HELPFUL INFORMATION

As used throughout this prospectus, unless the context otherwise requires or indicates:

•	“Celanese” means Celanese Corporation, and not its subsidiaries;

•	“Celanese US” and “Issuer” mean Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

•	“Company” “we,” “our,” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus and the documents incorporated by reference herein contain forward-looking statements and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

See the section entitled “Risk Factors” of this prospectus for a description of certain risk factors that could significantly affect our financial results. In addition, the following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:

•	changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

•	the length and depth of product and industry business cycles particularly in the automotive, electrical, textiles, electronics and construction industries;

•	changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•	the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

•	the ability to maintain plant utilization rates and to implement planned capacity additions and expansions;

•	the ability to reduce or maintain at their current levels production costs and improve productivity by implementing technological improvements to existing plants;

•	increased price competition and the introduction of competing products by other companies;

•	changes in the degree of intellectual property and other legal protection afforded to our products;

•	costs and potential disruption or interruption of production due to accidents or other unforeseen events or delays in construction of facilities;

•	potential liability for remedial actions and increased costs under existing or future environmental regulations, including those related to climate change;

•	potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate;

•	changes in currency exchange rates and interest rates;

•	our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and

•	various other factors, both referenced and not referenced in this prospectus.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor assume any obligation to update these forward-looking statements, which speak only as of their dates.

ii

WHERE YOU CAN FIND MORE INFORMATION

Celanese files annual, quarterly and special reports and other information with the SEC. Celanese’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. You may also read and copy any document Celanese files with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We make available free of charge on or through our Internet website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request, a copy of this information and any and all of the documents referred to herein, including the registration rights agreement and indenture for the Notes, which are summarized in this prospectus, by request directed to Celanese Corporation, 1601 West LBJ Freeway, Dallas, Texas, 75234-6034, Attention: Investor Relations. In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the exchange offer.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 11, 2011 (our “2010 10-K”); and

•	our current report on Form 8-K filed with the SEC on February 15, 2011 (the information filed pursuant to Item 5.02 of Form 8-K only).

We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

iii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the notes thereto incorporated by reference herein before making an investment decision.

Business Overview

Celanese Corporation was formed in 2004 when affiliates of The Blackstone Group purchased 84% of the ordinary shares of Celanese GmbH, formerly known as Celanese AG, a diversified German chemical company. Celanese Corporation was incorporated in 2005 under the laws of the state of Delaware and its shares are traded on the New York Stock Exchange under the symbol “CE”. During the period from 2005 through 2007, Celanese Corporation acquired the remaining 16% interest in Celanese GmbH.

We are a global technology and specialty materials company. We are one of the world’s largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries, as well as a leading global producer of high performance engineered polymers that are used in a variety of high-value applications. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including paints and coatings, textiles, automotive applications, consumer and medical applications, performance industrial applications, filter media, paper and packaging, chemical additives, construction, consumer and industrial adhesives, and food and beverage applications. Our products enjoy leading global positions due to our large global production capacity, operating efficiencies, proprietary production technology and competitive cost structures.

Our large and diverse global customer base primarily consists of major companies in a broad array of industries. We hold geographically balanced global positions and participate in diversified end-use applications. We combine a demonstrated track record of execution, strong performance built on shared principles and objectives, and a clear focus on growth and value creation. Known for operational excellence and execution of our business strategies, we deliver value to customers around the globe with best-in-class technologies.

Based in Dallas, Texas, our operations are primarily located in North America, Europe and Asia and consist of 30 global production facilities (38, including our affiliates) and, as of December 31, 2010, employ approximately 7,250 employees worldwide. For the year ended December 31, 2010, we generated net sales of $5,918 million.

The Exchange Offer

The summary below describes the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections of this prospectus entitled “The Exchange Offer” and “Description of the Notes” contain a more detailed description of the terms and conditions of the Notes.

The Exchange Offer	Up to $600 million aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. The terms of the exchange notes and the outstanding notes are substantially identical, except that the transfer restrictions, registration rights and rights to increased interest in addition to the stated interest rate on the outstanding notes (“Additional Interest”) provisions applicable to the outstanding notes will not apply to the exchange notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of

$2,000. We are undertaking the exchange offer in order to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes, see “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer. Upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the outstanding notes will terminate, except under limited circumstances.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Interest on outstanding notes exchanged in the exchange offer	Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions (see “The Exchange Offer — Conditions to the Exchange Offer”), some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

How to Tender Outstanding Notes for Exchange	You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company’s Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

• complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver prior to the expiration time the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under “The Exchange Offer — The Exchange Agent;” or

• arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent’s account at The Depository Trust Company.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your outstanding notes according to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer — Withdrawal Rights.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration time. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreement that we entered into on September 24, 2010 with the initial purchasers of the outstanding notes. As a result of making and consummating this exchange offer, we will have fulfilled our obligations under the registration rights agreement with respect to the registration of securities, subject to certain limited exceptions. If you do not tender your outstanding notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

Resales of Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are not an “affiliate” of ours;

• the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

• if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See “The Exchange Offer — Consequences of Exchanging Outstanding Notes.”

Consequences of Failure to Exchange Your Outstanding Notes	If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the legend on the outstanding notes and in the indenture governing the Notes. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. Accordingly, the trading market for your untendered outstanding notes could be adversely affected.

Exchange Agent	The exchange agent for the exchange offer is Wells Fargo Bank, National Association. For additional information, see “The Exchange Offer — The Exchange Agent” and the accompanying letter of transmittal.

Certain Federal Income Tax Considerations	The exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see “Certain United States Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The terms of the exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and Additional Interest provisions applicable to the outstanding notes will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section “Description of the Notes” in this prospectus.

Issuer	Celanese US Holdings LLC.

Notes Offered	$600,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2018.

Maturity Date	The exchange notes will mature on October 15, 2018.

Interest	Interest on the exchange notes will accrue at a rate of 6.625% per annum. Interest on the exchange notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by Celanese (the “Parent Guarantor”), and the domestic subsidiaries of the Parent Guarantor that guarantee the Issuer’s obligations under its senior credit facilities (the “Subsidiary Guarantors,” and collectively with the Parent Guarantor, the “Guarantors”).

Ranking	The exchange notes and the guarantees will be general senior obligations of the Issuer and each Guarantor and will:

• rank equally in right of payment to all of the Issuer’s and each Guarantor’s existing and future senior unsecured debt;

• rank senior in right of payment to the Issuer’s and each Guarantor’s future debt that is expressly subordinated in right of payment to the exchange notes and the guarantees;

• be effectively subordinated to the Issuer’s and each Guarantor’s secured indebtedness, including indebtedness under the Issuer’s senior credit facilities, to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of the Issuer’s subsidiaries that do not guarantee the exchange notes.

Optional Redemption	The Issuer may redeem the exchange notes, in whole or in part, at any time on or after October 15, 2014 on the redemption dates and at the redemption prices specified under “Description of the Notes — Optional Redemption.” Prior to October 15, 2014, the Issuer may redeem some or all of the exchange notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. The Issuer may redeem up to 35% of the exchange notes before October 15, 2013 with the net cash proceeds from certain equity offerings.

Change of Control Event	If we experience a change of control event, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Event.”

Certain Covenants	The indenture governing the exchange notes contains covenants that limit, among other things, the Issuer’s ability and the ability of its restricted subsidiaries to:

• incur additional debt;

• pay dividends or make other restricted payments;

• consummate specified asset sales;

• enter into transactions with affiliates;

• incur liens;

• impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Issuer and its restricted subsidiaries;

• merge or consolidate with any other person; and

• sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of its restricted subsidiaries.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of the Notes — Certain Covenants.” Certain of these covenants will cease to apply for so long as the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Service, a division of McGraw Hill, Inc. (“Standard & Poor’s”). There can be no assurance that the exchange notes will ever achieve or maintain investment grade ratings.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus.

RISK FACTORS

Investing in the exchange notes involves various risks, including the risks described below and in the documents we incorporate by reference herein, including our 2010 10-K. You should carefully consider these risks and the other information contained in this prospectus before deciding to exchange any outstanding notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the following risks faced by us and the risks described elsewhere in this prospectus. As used below, the term “Notes” refers to both the outstanding notes and the exchange notes.

Risk Factors Related to the Exchange Offer

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

There is no existing public market for the outstanding notes or the exchange notes. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you could sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

You may have difficulty selling any outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not currently intend to register the outstanding notes under the Securities Act or any state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange Outstanding Notes” for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks Related to the Notes and the Guarantees

Our level of indebtedness could diminish our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or the chemicals industry and prevent us from meeting obligations under our indebtedness.

As of December 31, 2010, our total indebtedness was approximately $3.2 billion. In addition, as of December 31, 2010 we have $145 million available for borrowing under our credit-linked revolving facility and $600 million available under our revolving credit facility.

Our level of indebtedness could have important consequences, including:

•	increasing our vulnerability to general economic and industry conditions including exacerbating any adverse business effects that are determined to be material adverse effects for purposes of our senior credit facilities;

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, therefore reducing our ability to use our cash flow to fund operations, capital expenditures and future business opportunities or pay dividends on our common stock;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

We may be able to incur additional indebtedness in the future, which could increase the risks described above.

Although covenants under our senior credit facilities and the indenture governing the exchange notes will limit our ability to incur certain additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness we could incur in compliance with these restrictions could be significant. To the extent that we incur additional indebtedness, the risks associated with our leverage described above, including our possible inability to service our debt, including the exchange notes, would increase.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly and affect our operating results.

Certain of our borrowings are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on our variable rate indebtedness would increase. As of December 31, 2010, we had $1.6 billion, €296 million and CNY 1.5 billion of variable rate debt, of which $1.5 billion and €150 million is hedged with interest rate swaps, which leaves $73 million, €146 million and CNY 1.5 billion of variable rate debt subject to interest rate exposure. Accordingly, a 1% increase in interest rates would increase annual interest expense by approximately $5 million.

We may not be able to generate sufficient cash to service our indebtedness, and may be forced to take other actions to satisfy obligations under our indebtedness, which may not be successful

Our ability to make scheduled payments on or to refinance our debt obligations depends on the financial condition and operating performance of our subsidiaries, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Certain covenants in our senior credit facilities restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Restrictive covenants in our senior credit facilities and the indenture governing the outstanding notes and the exchange notes may limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness.

Our senior credit facilities and the indenture governing the outstanding notes and the exchange notes each contain various covenants that limit our ability to engage in specified types of transactions. The indenture governing the outstanding notes and the exchange notes limits the Issuer’s and certain of its subsidiaries’ ability to, among other things, incur additional debt; pay dividends or make other restricted payments; consummate specified asset sales; enter into transactions with affiliates; incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Issuer and its restricted subsidiaries; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of its restricted subsidiaries. See “Description of the Notes — Certain Covenants.”

In addition, our senior credit facilities require us to maintain a maximum first lien senior secured leverage ratio if there are outstanding borrowings under the revolving credit facility. Our ability to meet this financial ratio can be affected by events beyond our control, and we may not be able to meet this test at all.

Such restrictions in our debt instruments could result in us having to obtain the consent of holders of the outstanding notes and the exchange notes and of our lenders in order to take certain actions. Disruptions in credit markets may prevent us from obtaining or make it more difficult or more costly for us to obtain such consents. Our ability to expand our business or to address declines in our business may be limited if we are unable to obtain such consents.

A breach of any of these covenants could result in a default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, a default under our senior credit facilities could permit lenders to accelerate the maturity of our indebtedness under our senior credit facilities and to terminate any commitments to lend. If we were unable to repay such indebtedness, the lenders under our senior credit facilities could proceed against the collateral granted to them to secure that indebtedness. Our subsidiaries have pledged a significant portion of our assets as collateral to secure our indebtedness under our senior credit facilities. If the lenders under our senior credit facilities accelerate the repayment of such indebtedness, we may not have sufficient assets to repay such amounts or our other indebtedness, including the exchange notes. In such event, we could be forced into bankruptcy or liquidation and, as a result, you could lose your investment in the exchange notes.

The Issuer and the Parent Guarantor are holding companies and depend on subsidiaries to satisfy their obligations under the exchange notes and the guarantee of the Issuer’s obligations under the exchange notes by the Parent Guarantor.

As holding companies, the Issuer and the Parent Guarantor conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the Issuer’s and Parent Guarantor’s obligations, including obligations under the exchange notes and the guarantee of the Issuer’s obligations under the exchange notes by the Parent Guarantor, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuer and/or the Parent Guarantor to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit the Issuer’s and the Parent Guarantor’s ability to obtain cash from our subsidiaries. While the indenture governing the exchange notes limits the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event the Issuer and the Parent Guarantor do not receive distributions from our subsidiaries, the Issuer and the Parent Guarantor may be unable to make required payments on the exchange notes, the guarantee of the Issuer’s obligations under the exchange notes by the Parent Guarantor, or our other indebtedness.

Many of the covenants in the indenture governing the exchange notes would not apply during any period when the exchange notes are rated investment grade by Moody’s and Standard & Poor’s, and no default has occurred and is continuing.

Many of the covenants contained in the indenture governing the exchange notes will not apply during any period when the exchange notes are rated investment grade by Moody’s and Standard & Poor’s, and no default has occurred and is continuing. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain such ratings. However, suspension of these covenants will allow us to engage in certain actions that would not have been permitted were these covenants in force, and the effects of any such actions that we take while these covenants are not in force will be permitted to remain in place even if the exchange notes are subsequently downgraded below investment grade and the covenants are reinstated. See “Description of the Notes — Suspension of Covenants.”

Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the exchange notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the exchange notes or any of the guarantees thereof by the Subsidiary Guarantors could be voided, or claims in respect of the exchange notes or any of the guarantees thereof by the Subsidiary Guarantors could be subordinated to all of the Issuer’s indebtedness or that of the Subsidiary Guarantors if, among other things, the Issuer or a Subsidiary Guarantor, at the time the Issuer or such Subsidiary Guarantor incurred the indebtedness evidenced by the exchange notes or such guarantee:

•	received less than reasonably equivalent value or fair consideration for the issuance of the exchange notes or for the incurrence of such guarantee; and

•	were insolvent or rendered insolvent by reason of such incurrence; or

•	were engaged in a business or transaction for which the Issuer’s or the Subsidiary Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that the Issuer or the Subsidiary Guarantor would incur, debts beyond the Issuer’s or the Subsidiary Guarantor’s ability to pay such debts as they mature; or

•	the Issuer or any of the Subsidiary Guarantors was a defendant in an action for money damages docketed against the Issuer or such Subsidiary Guarantor if, in either case, after final judgment, the judgment was unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A court would likely find that the Issuer or a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or its guarantee, respectively, if the Issuer or such Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. A bankruptcy court could also void the exchange notes or a guarantee if it found that the Issuer or the Subsidiary Guarantors issued the exchange notes or the guarantees with the actual intent to hinder, delay or defraud creditors.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Subsidiary Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, whether the exchange notes or the guarantees would be subordinated to the Issuer’s or any of the Subsidiary Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to void the issuance of the exchange notes or the incurrence of the guarantees as the result of a fraudulent transfer or conveyance, or hold such obligations unenforceable for any other reason, holders of the exchange notes would cease to have a claim against the Issuer or that Subsidiary Guarantor on its guarantee. A court could also subordinate the exchange notes or any of the guarantees to the other indebtedness of the Issuer or the applicable Subsidiary Guarantor, direct that holders of the exchange notes return any amounts paid under the exchange notes or a guarantee to the Issuer or the applicable Subsidiary Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the exchange notes.

Each guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor. These provisions may not be effective to protect the guarantees from being voided under fraudulent transfer or conveyance law.

We may be unable to purchase the exchange notes upon a change of control event.

Upon a change of control event, as defined in the indenture governing the exchange notes, the Issuer is required to offer to purchase all of the exchange notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. Similarly, the occurrence of a change of control could create an event of default under the Senior Credit Agreement, permitting the lenders to accelerate the maturity of the Issuer’s indebtedness under the Senior Credit Agreement and terminate their commitments to lend under the Issuer’s revolving credit facility. If a change of control event occurs, the Issuer may not have sufficient funds to pay the change of control purchase price with respect to the exchange notes or to repay its outstanding indebtedness under the Senior Credit Agreement, and may be required to secure new third party financing to do so. The Issuer may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. The Issuer’s failure to repurchase the exchange notes upon a change of control event would constitute an event of default under the indenture.

The change of control event provisions in the indenture governing the exchange notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control event under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger the Issuer’s obligation to repurchase the exchange notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the exchange notes to require the Issuer to repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Event.”

Your right to receive payments on the exchange notes will be effectively subordinated to the right of lenders who have a security interest in our assets, to the extent of the value of those assets.

Subject to the restrictions in the indenture governing the exchange notes, we, including our subsidiaries, may incur significant additional indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our existing or future indebtedness secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could, to the extent of such indebtedness, foreclose on such assets to the exclusion of holders of the exchange notes. In any such event, because the exchange notes will not be secured by our assets, remaining proceeds, if any, from the sale of such assets will be available to pay obligations on the exchange notes only after such indebtedness has been paid in full.

The exchange notes will be structurally subordinated to all indebtedness of our current subsidiaries that are not, and any of our future subsidiaries that do not become, guarantors of the exchange notes.

The exchange notes will, subject to certain exceptions, be guaranteed by those of our domestic subsidiaries that guarantee the Senior Credit Agreement. Each of our current subsidiaries that is not, and any future subsidiary that does not become, a Subsidiary Guarantor under the Senior Credit Agreement, and therefore under the exchange notes, will have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The exchange notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor of the exchange notes, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we (and therefore the holders of the exchange notes) would be entitled to any payment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. In calculating the ratio of earnings to fixed charges, earnings represent the sum of (i) earnings (loss) continuing operations before taxes, (ii) income distributions from equity method investees, (iii) amortization of capitalized interest and (iv) total fixed charges, minus equity in net earnings of affiliates. Fixed charges represent the sum of (i) interest expense, (ii) capitalized interest, (iii) the estimated interest portion of rent expense, (iv) cumulative preferred stock dividends and (v) guaranteed payments to minority shareholders.

	Year Ended December 31,
	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	2.9	1.9	2.4	2.3	2.6

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive outstanding notes in like original principal amount at maturity. All outstanding notes received in the exchange offer will be cancelled. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement executed in connection with the sale of the outstanding notes.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

This exchange offer is being made pursuant to the registration rights agreement we entered into with the initial purchasers of the outstanding notes on September 24, 2010. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer; Expiration Time

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on          , 2011, or such later date and time to which we, in our sole discretion, extend the exchange offer.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration time;

•	if any of the conditions set forth below under “— Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

How to Tender Outstanding Notes for Exchange

Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, at or prior to the expiration time:

•	transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to Wells Fargo Bank, National Association, the exchange agent, at the address set forth below under the heading “— The Exchange Agent”; or

•	if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent’s message must be transmitted by The Depository Trust Company (DTC) to the exchange agent at the address set forth below under the heading “— The Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent’s account at DTC, along with the agent’s message; or

•	if time will not permit the required documentation to reach the exchange agent before the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

The term “agent’s message” means a message that:

•	is transmitted by DTC;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•	states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

The method of delivery of the outstanding notes, the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•	by a holder of outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution. The term “eligible institution” means an institution that is a member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, for example, the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program. An eligible institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States or certain other eligible guarantors.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note not validly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

•	waive any defects or irregularities or conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our determinations under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message. The letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “— The Exchange Agent” at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of outstanding notes desires to tender such outstanding notes and the holder’s outstanding notes are not immediately available, or time will not permit such holder’s outstanding notes or other required documents to reach the exchange agent before the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent’s message and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent’s message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery must be received prior to the expiration time.

Withdrawal Rights

You may withdraw tenders of your outstanding notes at any time prior to the expiration time.

For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under “— The Exchange Agent,” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•	where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

•	bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under “— How to Tender Outstanding Notes for Exchange” above at any time at or prior to the expiration time.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration time we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the Indenture governing the Notes under the Trust Indenture Act of 1939, as amended;

•	any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable exchange notes in the exchange offer. See “— Consequences of Failure to Exchange Outstanding Notes”;

•	any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•	any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

For accounting purposes, we will not recognize gain or loss upon the issuance of the exchange notes for outstanding notes.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees;

•	printing fees; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

We have appointed Wells Fargo Bank, National Association as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses set forth below. Questions and requests for assistance respecting the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at one of its addresses below:

Deliver to:
Wells Fargo Bank, National Association

By hand delivery or overnight courier at:
Wells Fargo Bank, National Association
Corporate Trust Operations
608 2nd Ave South
Northstar East Building-12th Floor
Minneapolis, MN 55402
or

By registered and certified mail at:
Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
P.O. Box 1517
Minneapolis, MN 55480
or

By regular mail or overnight courier at:
Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121

Sixth & Marquette Avenue
Minneapolis, MN 55479

By facsimile transmission
(for eligible institutions only):
(612) 667-6282

Confirm by telephone:
(800) 344-5128

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of Failure to Exchange Outstanding Notes

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the Indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the Indenture.

Consequences of Exchanging Outstanding Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 promulgated under the Securities Act;

•	the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder’s business;

•	neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

•	if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and:

•	such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•	it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

Filing of Shelf Registration Statements

Under the registration rights agreement we agreed, among other things, that in the event that (1) any changes in law or the applicable interpretations of the staff of the SEC do not permit the Issuer to effect the exchange offer, (2) for any other reason the exchange offer is not consummated on or before the 270th day after the original issue date of the outstanding notes, or (3) any holder of outstanding notes (other than the initial purchasers) is not eligible to participate in the exchange offer, the Issuer will, at its expense, (a) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the outstanding notes and use commercially reasonable efforts to cause the shelf registration statement to be declared effective and (b) use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (i) one year from the effective date of the shelf registration statement and (ii) the date all outstanding notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement (such period referred to in clauses (b)(i) and (b)(ii) of this paragraph, the “Shelf Registration Period”).

The Issuer will, in the event of the filing of the shelf registration statement, provide to each holder of outstanding notes copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes that sells its notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, holders of outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their outstanding notes included in the shelf registration statement.

Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

The foregoing description is a summary of certain provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement, which is an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the term “Issuer” refers only to Celanese US Holdings LLC, and not to any of its subsidiaries.

The exchange notes will be issued under an indenture (the “Indenture”) dated as of September 24, 2010 by and among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except the exchange notes will not contain transfer restrictions and holders of new notes will no longer have any registration rights and we will not be obligated to pay Additional Interest as described in the registration rights agreement. We refer to exchange notes and outstanding notes (to the extent not exchanged for exchange notes) in this section as the “Notes.”

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth under “Available Information and Incorporation by Reference.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Principal, Maturity and Interest

The Issuer will issue up to $600 million aggregate principal amount of exchange notes. The Indenture governing the Notes provides for the issuance of additional Notes (the “Additional Notes”), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes. Such Additional Notes will be identical in all material respects to the Notes, except that Notes offered in the future will have different issuance dates and may have different issuance prices and may not have the benefit of any registration rights. Unless the context requires otherwise, for all purposes of the Indenture and this “Description of the Notes,” references to “Notes” include any additional Notes that are actually issued. The Notes will mature on October 15, 2018.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in arrears on April 15 and October 15. The Issuer will make each interest payment to the holders of record of the Notes on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency maintained by the Issuer for such purposes or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the facilities of DTC. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or repurchased.

Guarantees

The Notes will be guaranteed by the Parent Guarantor and each direct and indirect Restricted Subsidiary that guarantees the Issuer’s obligations under the Credit Agreement. The Guarantors will jointly and severally guarantee the Issuer’s obligations under the Indenture and the Notes on a senior unsecured, full and unconditional basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Issuer) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors — Risks Related to the Notes and the Guarantees — Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the exchange notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.” In an effort to alleviate the effect of this limitation, each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor (if any) in an amount pro rata, based on the net assets of each Guarantor.

Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Person upon the terms and conditions set forth in the Indenture. See “— Certain Covenants — Merger, Consolidation or Sale of Assets.”

A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Notes if:

(a) (i) all of its assets or Capital Stock is sold or transferred, in each case in a transaction in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales,” (ii) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets,” (iii) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, (iv) in connection with any (direct or indirect) sale of Capital Stock or other transaction that results in the Subsidiary Guarantor ceasing to be a Subsidiary of the Issuer, if the sale or other transaction complies with the provisions of the covenant described under “— Repurchase at the Option of Holders — Asset Sales;” or (v) upon legal defeasance of the notes or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;”

(b) such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

(c) such Guarantor is released from its guarantee of the Credit Agreement.

The Guarantee by the Parent Guarantor is being provided solely for the purpose of allowing the Issuer to satisfy its reporting obligations under the Indenture governing the Notes by furnishing financial information relating to the Parent Guarantor instead of the Issuer. The Guarantee of the Parent Guarantor may be released at any time after the offering upon the option of the Issuer and the Parent Guarantor; provided that the Guarantee of the Parent Guarantor shall not be released prior to the merger of Holdings into the Issuer as described under “Certain Covenants — Limitation on Holdings; Merger of Holdings into the Issuer.”

Ranking

Senior Debt

The Notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated and will be effectively subordinated to all of the Issuer’s Secured Debt (to the extent of the value of the assets securing such Indebtedness) and liabilities of our Subsidiaries that do not guarantee the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Agreement or other senior secured Indebtedness, the assets of the Issuer and the Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under such Credit Agreement and other senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

Liabilities of Subsidiaries versus Notes

Some of the Subsidiaries of the Issuer will not guarantee the Notes, and, as described above under “— Guarantees,” Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Issuer may not be required to guarantee the Notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the Notes. Accordingly, the Notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.

Although the Indenture limits the incurrence of Indebtedness and preferred stock by the Issuer and certain of its Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

Optional Redemption

At any time on or prior to October 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 106.625% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture shall remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(2) the redemption shall occur within 90 days of the date of the closing of such Equity Offering.

The Notes may be redeemed, in whole or in part, at any time prior to October 15, 2014, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 15, 2014, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage

2014	103.313%
2015	101.656%
2016 and thereafter	100.000%

The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control Event

If a Change of Control Event occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control Event, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Event, the Indenture contains no provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional Redemption”, unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Also see “Risk Factors — Risks Related to the Notes and the Guarantees — We may be unable to purchase the exchange notes upon a change of control event.”

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (2) above and for no other purpose, the amount of (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets, (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof, (iii) the fair market value (as determined in good faith by the Issuer) of (A) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (B) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or any Restricted Subsidiary or (C) a combination of (A) and (B), and (iv) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option to:

(1) permanently reduce Obligations under Secured Debt of the Issuer or a Guarantor (and to correspondingly reduce commitments with respect thereto) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

(2) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

(3) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds,” provided that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer or the applicable Restricted Subsidiary will make an offer (an “Asset Sale Offer”) to all holders of Notes and, at the option of the Issuer, Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to mandatory prepayments, redemptions or offers to purchase with the proceeds of sales of assets, to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

Pending the final application of any Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Selection and Notice

If less than all of the Notes under the Indenture are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable.

However, no Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. However, no Notes of $2,000 or less will be redeemed in part. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.

Suspension of Covenants

During any period of time (a “Suspension Period”) after the Issue Date that (i) the Notes have Investment Grade Ratings from each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”, by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenants in the indenture specifically listed under the following captions in this “Description of the Notes” section of this prospectus (the “Suspended Covenants”):

(1) “— Repurchase at the Option of Holders — Asset Sales”;

(2) “— Certain Covenants — Restricted Payments”;

(3) “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5) clause (4) of the first paragraph of “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(6) “— Certain Covenants — Transactions with Affiliates”; and

(7) “— Certain Covenants — Business Activities.”

Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.

In the event of any such reinstatement, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date or after the Suspension Period based solely on events that occurred during the Suspension Period).

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of the first paragraph of “— Certain Covenants — Restricted Payments”, calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to the second paragraph of the “Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (3) of the first paragraph of such covenant.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating from any Rating Agency.

Certain Covenants

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Capital Stock (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(d) make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9), (10), (12), (14), (15), (17) and (18) of the next succeeding paragraph (it being understood that the declaration and payment of any Restricted Payments made pursuant to clause (1) shall be counted only once)), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by the Issuer since immediately after the Issue Date from the issue or sale of (x) Equity Interests of the Issuer (other than (i) Excluded Contributions, (ii) Designated Preferred Stock and (iii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent corporation of the Issuer and the Subsidiaries to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent entities and (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities contributed to the capital of the Issuer after the Issue Date (other than (i) Excluded Contributions and (ii) contributions by a Restricted Subsidiary), plus

(d) without duplication of any amounts included in clause (4) of the paragraph below and to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent corporation (“Retired Capital Stock”) or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Refunding Capital Stock;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with the covenant “— Incurrence of Indebtedness and Issuance of Preferred Stock” so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid, (B) such new Indebtedness is subordinated to the Notes and any such applicable Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent company of Holdings or the Issuer to finance any such repurchase, retirement or other acquisition) or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $40.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum aggregate carry over amount in any given year not to exceed $40.0 million); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Issuer, after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

(5) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7) to the extent no Default in any payment in respect of principal or interest under the Notes or the Credit Agreement or Event of Default has occurred and is continuing or will occur as a consequence thereof, the payment of regular cash quarterly dividends on the Issuer’s Capital Stock, and repurchases of Capital Stock of the Issuer or any direct or indirect parent of the Issuer, in an aggregate amount not to exceed $75.0 million in any calendar year;

(8) Investments that are made with Excluded Contributions;

(9) the declaration and payment of dividends to, or the making of loans to, any direct or indirect parent of the Issuer in amounts required for it to pay:

(A) (i) overhead, tax liabilities of (or payable by) any direct or indirect parent of the Issuer, legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Issuer; and

(B) federal, state or local income taxes (as the case may be) to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not exceed the amount that the Issuer and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Issuer and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group of which the Issuer or any Subsidiary is the parent);

(10) Distributions or payments of Securitization Fees;

(11) Restricted Payments under hedge and warrant transactions entered into in connection with a convertible notes offering of the Parent Guarantor, provided that the proceeds of such offering are contributed to the Issuer;

(12) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(13) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $200.0 million and (y) 3.0% of Total Assets;

(14) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (14) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after the Issue Date;

(15) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(16) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control Event” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(17) any Restricted Payments for the purpose of enabling any direct or indirect parent of the Issuer to pay (i) interest on Indebtedness issued by such Person after the Issue Date and (ii) fees and expenses incurred in connection with the issuance, refinancing, exchange or retirement of any such Indebtedness, in each case to the extent the net cash proceeds from the issuance of such Indebtedness are contributed to the Issuer (or used to refinance previously issued Indebtedness used for such purpose); and

(18) the making of any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Consolidated Total Leverage Ratio would not exceed 3.50 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (11), (13), (14), (15), (16), (17) and (18) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

Notwithstanding the foregoing, none of the provisions described above under “Certain Covenants — Restricted Payments” will encumber or restrict the ability of the Issuer and its Restricted Subsidiaries to pay dividends or make any other distributions or make cash advances to Holdings; provided, however, that (i) to the extent any such payments, distributions, or cash advances that are Restricted Payments are made after the Issue Date and are not otherwise permitted by clauses (2), (3), (4), (6), (8), (9), (10), (12), (14), (15), (17) and (18) of the second paragraph above, such Restricted Payments will be included in the calculation of the aggregate amount of all Restricted Payments made after the Issue Date for purposes of clause (3) of the first paragraph above, and (ii) Holdings shall not be permitted to use any amounts paid to it as dividends, distributions, or cash advances pursuant to this paragraph to declare or pay any dividend or make any other payment or distribution on account of Holdings’ Equity Interests, to purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent corporation of Holdings or to make any Investment or otherwise transfer any such amounts to any other Person other than the Issuer or any Restricted Subsidiary; provided further, however, that this paragraph shall cease to apply upon the merger of Holdings with and into the Issuer as contemplated by the covenant described under “Certain Covenants — Limitations on Holdings; Merger of Holdings into the Issuer.”

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Indebtedness secured by a Lien merely because it is unsecured or (2) Indebtedness (other than Subordinated Indebtedness) as subordinated or junior to any other such Indebtedness merely because it has a junior priority with respect to the same collateral.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) Indebtedness under Credit Facilities together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $3,500.0 million outstanding at any one time;

(2) Indebtedness represented by the Notes issued on the Issue Date (including any Guarantee);

(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace defease or discharge any Indebtedness incurred pursuant to this clause (4), does not exceed the greater of (x) $400.0 million and (y) 5.0% of Total Assets;

(5) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(6) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition) and earnout provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements;

(7) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or of such Guarantor with respect to its Guarantee;

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9) Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

(10) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business

(11) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $500.0 million and (y) 5.0% of Total Assets;

(12) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness or obligations incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clause (2), (3) or (4) above, this clause (13) or clause (14) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and fees and expenses incurred in connection with such Refinancing Indebtedness and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced;

(14) Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Issuer or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

(16) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(17) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(18) Indebtedness of Foreign Subsidiaries of the Issuer incurred for working capital purposes; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (18) does not exceed the greater of (x) $500.0 million and (y) 5.0% of the consolidated assets of the Foreign Subsidiaries;

(19) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of the greater of (x) $150.0 million and (y) 2.0% of Total Assets at any time outstanding;

(20) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

(21) letters of credit issued for the account of a Restricted Subsidiary that is not a Guarantor (and the reimbursement obligations in respect of which are not guaranteed by a Guarantor) in support of a Captive Insurance Subsidiary’s reinsurance of insurance policies issued for the benefit of Restricted Subsidiaries and other letters of credit or bank guarantees having an aggregate face amount not in excess of the greater of (x) $200.0 million and (y) 3.0% of Total Assets;

(22) Indebtedness of one or more Restricted Subsidiaries organized under the laws of the People’s Republic of China for their own general corporate purposes in an aggregate principal amount not to exceed $400.0 million at any time outstanding; and

(23) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (22) above.

For purposes of determining compliance with this “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant,

1. in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify and later from time to time reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories;

2. the outstanding principal amount of any particular Indebtedness shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

3. accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant;

4. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt;

5. where Debt is denominated in a currency other than U.S. Dollars, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such Incurrence; provided, however, that if any such Debt that is denominated in a different currency is subject to a currency Hedge Agreement with respect to U.S. Dollars covering principal payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. Dollars will be adjusted to take into account the effect of such agreement; provided further, however, that if any Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S. Dollars, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if the U.S. Dollar Equivalent is calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (denominated in such non-U.S. dollar currency) does not exceed the principal amount of such Indebtedness being refinanced (denominated in the same currency) except to the extent that such U.S. Dollar Equivalent was determined based on a currency Hedge Agreement, in which case the principal amount of the refinancing Indebtedness will be determined in accordance with the preceding sentence; and

6. the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be; and

(2) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such Subordinated Indebtedness.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement and related documentation;

(2) the Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Debt otherwise permitted to be incurred pursuant to the covenants described under the captions “— Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness of Restricted Subsidiaries (i) that are the Issuer or Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) that are Foreign Subsidiaries so long as such encumbrances or restrictions apply only to such Foreign Subsidiary or its Capital Stock or any Subsidiary of such Foreign Subsidiary;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(12) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(13) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(14) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2) and (5) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

Merger, Consolidation or Sale of Assets

Consolidation, Merger or Sale of Assets of the Issuer

The Issuer may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under “— Incurrence of Indebtedness and Issuance of Preferred Stock” determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes, the Indenture and the registration rights agreement; and

(6) the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Consolidation, Merger or Sale of Assets by a Guarantor

Subject to the provisions described under “— Guarantees,” no Guarantor (other than the Parent Guarantor) shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof, the District of

Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(2) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and the registration rights agreement. Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (3) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor), provided such transfer complies with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.” Notwithstanding anything to the contrary herein, except as expressly permitted under the Indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arms-length basis; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction or any entity that is an Affiliate solely as a result of the Issuer or any Restricted Subsidiary owning Capital Stock thereof;

(2) Restricted Payments and Permitted Investments (other than pursuant to clause (12) thereof) permitted by the Indenture;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) any of the Issuer’s direct or indirect parent entities;

(4) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(5) payments or loans (or cancellations of loans) to employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) any of the Issuer’s direct or indirect parent entities, which are approved by a majority of the Board of Directors in good faith and which are otherwise permitted under the Indenture;

(6) payments made or performance under any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date);

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock);

(9) any transaction effected as part of a Qualified Securitization Financing;

(10) any employment agreements entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(11) transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business; and

(12) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, pension plans, stock options and stock ownership plans approved by the Board of Directors.

Business Activities

The Issuer will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

Payments for Consent

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Additional Guarantees

After the Issue Date, the Issuer will cause each Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreement, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

Limitations on Holdings; Merger of Holdings into the Issuer

The Parent Guarantor shall (i) at all times own, directly or indirectly, 100% of the Equity Interests of Holdings and (ii) cause Holdings not to have any Subsidiaries other than the Issuer. Holdings shall not hold any assets, other than the Equity Interests of the Issuer, and shall not become liable for any obligations or engage in any business activities other than such obligations or business activities in existence on the Issue Date. On or prior to the date that is two months following the Issue Date, the Parent Guarantor will cause Holdings to merge with and into the Issuer, with the Issuer being the surviving Person following such merger.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (the “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to holders of the Notes, as their names and addresses appear in the Note register, without cost to such holders of the Notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted. In addition, the Issuer has agreed that at any time during the one-year period following the Issue Date it is not required to file the information and reports required by the preceding paragraphs with the Commission, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

So long as the Parent Guarantor is a Guarantor (there being no obligation of the Parent Guarantor to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and holders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Events of Default and Remedies

Under the Indenture, an Event of Default is defined as any of the following:

(1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days;

(3) the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

(4) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) certain events of bankruptcy affecting the Issuer or any Significant Subsidiary;

(6) the Issuer or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(7) any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes issued under the Indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding Notes issued under the Indenture may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes issued under the Indenture may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes issued under the Indenture (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Restricted Subsidiaries) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes issued thereunder.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note issued thereunder;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes issued thereunder;

(7) waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) modify the subsidiary Guarantees in any manner adverse to the holders of the Notes; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to add a Guarantee of the Notes;

(7) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the Indenture; or

(8) to conform the text of any provision of the Indenture, the Notes or Guarantees to any provision of this description of notes to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an officers’ certificate to that effect.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) the Issuer has paid or caused to be paid all sums payable by them under the Indenture; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Additional Interest” means the additional interest, if any, to be paid on the Notes as described in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means with respect to any Note on the applicable Redemption Date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Notes at October 15, 2014 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the Notes through October 15, 2014 (excluding accrued but unpaid interest through the Redemption Date), computed by the Issuer using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

(1) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the covenant contained under the caption “Certain Covenants — Merger, Consolidation or Sale of Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption “Certain Covenants — Restricted Payments”;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

(5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(6) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (1) of the definition of “Permitted Investments”);

(8) sales of inventory in the ordinary course of business;

(9) sales of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien;

(10) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

(11) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

(12) any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Issuer, which in the event of an exchange of assets with a fair market value in excess of (1) $75.0 million shall be evidenced by a certificate of a Responsible Officer of the Issuer, and (2) $150.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors; and

(13) any sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets in connection with the Fraport Transaction.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership (including a societe en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and

(3) with respect to any other Person, board or committee of such Person serving a similar function.

Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Captive Insurance Subsidiaries” means Celwood Insurance Company and Elwood Insurance Limited, and any successor to either of them, in each case to the extent such Person constitutes a Subsidiary.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, Euros, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having at the time of acquisition, capital and surplus in excess of $500,000,000 (or its foreign currency equivalent);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500.0 million; and

(9) money market funds that (i) comply with the definition of “qualifying money market fund” as set forth in Article 18.2 of the Market in Financial Instruments Directive (Commission Directive 2006/73/EC), and (ii) have portfolio assets of at least $1,000 million (or its foreign currency equivalent).

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

(2) the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.

“Commission” means the Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, (I) the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees, customary commitment fees, administrative and transaction fees and charges, termination costs and similar payments in respect of Hedging Obligations and Qualified Securitization Financings and expenses and any interest expense on Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under ASC 810-10 or attributable to “take-or-pay” contracts accounted for in a manner similar to a capital lease under ASC 840-10, in either case so long as the underlying obligations under any such supply or lease arrangement or such “take-or-pay” contract are not treated as Indebtedness as provided in clause (2) of the proviso to the definition of Indebtedness), and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees), less (II) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, unusual or nonrecurring gains or income (less all fees and expenses or charges relating thereto) or loss, expense or charge (including, without limitation, severance, relocation and restructuring costs) including, without limitation, (a) any severance expense, and (b) any fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful and including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains and losses associated with ASC 460-10), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Notes, including all fees, expenses, and charges related to the Transactions, in each case shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of or any other charge relating to a change in accounting principles during such period (including any change to IFRS);

(3) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(4) any net after-tax gains (less all fees and expenses or charges relating thereto) or losses attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

(5) any net after-tax income (less all fees and expenses or charges relating thereto) or loss attributable to the early extinguishment of indebtedness shall be excluded;

(6) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty or business interruption shall be excluded;

(7) (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, but excluding any such dividend, distribution or payment in respect of equity that funds a JV Reinvestment, and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amounts included in clause (A), but excluding any such dividend, distribution or payment that funds a JV Reinvestment;

(8) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(9) any non-cash impairment charges resulting from the application of ASC 350 or ASC 360 and the amortization of intangibles pursuant to ASC 805, shall be excluded;

(10) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(11) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

Notwithstanding the foregoing, for the purpose of the covenant contained under the caption “Certain Covenants — Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption “Certain Covenants — Restricted Payments.”

“Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such

Person for the most recently ended four fiscal quarters for which internal financial statements are available. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Leverage Ratio is being calculated but on or prior to the event for which the calculation of the Consolidated Total Leverage Ratio is made, then the Consolidated Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means that certain Credit Agreement, dated as of April 2, 2007 (as amended as of June 30, 2009), among Celanese Holdings LLC, Celanese US Holdings LLC, the subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, Merrill Lynch Capital Corporation as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A., Citibank, N.A. and JP Morgan Chase Bank NA, as co-documentation agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facilities” means, one or more debt facilities, agreements (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes (including, without limitation, additional notes issued under the indenture or any other indenture or note purchase agreement), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including any agreement to extend the maturity thereof or adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender, investor or group of lenders or investors and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by under “— Incurrence of Indebtedness and Issuance of Preferred Stock” above.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its

Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the covenant described under “— Certain Covenants — Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any direct or indirect subsidiary of the Issuer that was formed under the laws of the United States, any state of the United States or the District of Columbia or any United States territory.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:

(1) provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax), plus

(2) Consolidated Interest Expense of such Person for such period, plus

(3) Consolidated Depreciation and Amortization Expense of such Person for such period, plus

(4) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus

(5) business optimization expenses in an aggregate amount not to exceed $25.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years), plus

(6) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

(7) the non-cash portion of “straight-line” rent expense, plus

(8) the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and its Restricted Subsidiaries from a Person other than the Issuer or any Subsidiary of the Issuer under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

(9) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

(10) any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan, and (B) less the sum of, without duplication, (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period); (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, (3) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense and (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any or its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption “Certain Covenants — Restricted Payments.”

“Existing Indebtedness” means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include (1) certain adjustments used in connection with the calculation of “Operating EBITDA” as set forth in the offering memorandum with respect to the outstanding notes, to the extent such adjustments, without duplication continue to be applicable to such four-quarter period, and (2) operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Fraport Transactions” means (i) the relocation of a plant owned by Ticona GmbH, a Subsidiary, located in Kelsterbach, Germany, in connection with a settlement reached with Fraport AG, a German company that operates the airport in Frankfurt, Germany, to relocate such plant, and the payment to Ticona in connection with such settlement of a total of €650 million for the costs associated with the transition of the business from the current location and closure of the Kelsterbach plant, as further described in the current report on Form 8-K filed by the Parent Guarantor with the SEC on November 29, 2006 and the exhibits thereto, and (ii) the activities of the Parent Guarantor and its Subsidiaries in connection with the transactions described in clause (i), including the selection of a new site, building of new production facilities and transition of business activities.

“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP (or Accounting Standards Codifications) shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in the Indenture; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) “+” and “− ” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Bal to Ba2 would constitute a decrease of one gradation), or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

(2) other agreements or arrangements designed to protect such Person against or mitigate fluctuations in currency exchange, interest rates or commodity prices or in prices of products used or sold in the Issuer or any Restricted Subsidiary’s business; and

(3) credit default swap agreements designed to protect a Securitization Subsidiary against the credit risk associated with specific Securitization Assets.

“Holdings” means Celanese Holdings LLC, a Delaware limited liability company.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent,

(i) in respect of borrowed money,

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing; or

(iv) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) Disqualified Stock of such Person;

(c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

(e) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary);

provided, however, that

(1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and

(2) Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under ASC 810-10 or attributable to “take-or-pay” contracts accounted for in a manner similar to a capital lease under ASC 840-10, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the Board of Directors has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described under “Certain Covenants — Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Restricted Payments,” (i) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

“Issue Date” means September 24, 2010.

“JV Reinvestment” means any investment by the Issuer or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a reasonably concurrent dividend or other distribution made by such joint venture.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Moody’s” means Moody’s Investors Service, Inc. and its successors

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “— Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Parent Guarantor” means Celanese Corporation, a Delaware corporation.

“Permitted Business” means the chemicals business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Issuer and its Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary or complimentary thereto.

“Permitted Debt” is defined under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Investments” means

(1) any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption “— Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and Investments made pursuant to binding commitments in effect on the Issue Date;

(6) (A) loans and advances to officers, directors and employees, not in excess of $40.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

(7) any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (9) of the definition of “Permitted Debt”;

(9) any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) Investments the payment for which consists of Equity Interests of the Issuer or any of its parent companies (exclusive of Disqualified Stock);

(11) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and performance guarantees incurred in the ordinary course of business;

(12) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (6) and (7) of the second paragraph thereof);

(13) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under “Certain Covenants — Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(15) guarantees issued in accordance with the covenants described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

(19) additional Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date in an aggregate amount not to exceed the greater of (x) $250.0 million and (y) 3.0% of Total Assets;

(20) JV Reinvestments;

(21) Investments by the Captive Insurance Subsidiaries of a type customarily held in the ordinary course of their business and consistent with insurance industry standards; and

(22) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (22), not to exceed the greater of (x) $400.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(4) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(7) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens in favor of the Issuer or any Restricted Subsidiary;

(9) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (24), (25) and (26)(y) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (24), (25) and (26)(y) at the time the original Lien became a Permitted Lien under the Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(10) Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing;

(11) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(12) Liens securing judgments for the payment of money in an aggregate amount not in excess of $100.0 million (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

(13) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor, the Issuer or any Restricted Subsidiary;

(14) landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(15) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary;

(16) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(17) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18) Liens securing obligations in respect of trade-related letters of credit permitted under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(19) any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(20) licenses of intellectual property granted in a manner consistent with past practice;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(23) other Liens securing obligations of not more than $100.0 million at any time outstanding;

(24) Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to the covenant described under “Certain Covenants — Incurrence of Indebtedness and Preferred Stock” and Indebtedness permitted to be incurred under clause (4) of the second paragraph of such covenant; provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under clause (4) of the second paragraph of the covenant described under “Certain Covenants — Incurrence of Indebtedness and Preferred Stock” may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (4) (and any accessions or proceeds thereof);

(25) Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement);

(26) Liens securing (x) Indebtedness under any Credit Facility permitted by clause (1) of the second paragraph of the covenant described above under “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and (y) other Indebtedness permitted to be incurred pursuant to the covenant described above under “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent that no additional Liens would be permitted to be incurred at such time in reliance on subclause (x); provided that in the case of any such Indebtedness described in this subclause (y), such Indebtedness, when aggregated with the amount of Indebtedness of the Issuer and its Restricted Subsidiaries which is secured by a Lien, does not cause the Total Secured Leverage Ratio to exceed 4.0 to 1.0; provided, further, that for purposes of this clause (26) any revolving credit commitment shall be deemed to be Indebtedness incurred in the full amount of such commitment on the date such commitment is established (and thereafter, shall be included in “Secured Debt” on such basis for purposes of determining the Total Secured Leverage Ratio under this clause (26) to the extent and for so long as such revolving credit commitment remains outstanding) and any subsequent repayment and borrowing under such revolving credit commitment shall be permitted to be secured by a Lien pursuant to this clause (26);

(27) Liens on the assets of a Foreign Subsidiary of the Issuer or any other Subsidiary of the Issuer that is not a Guarantor Subsidiary and which secure Indebtedness or other obligations of such Subsidiary (or of another Foreign Subsidiary or Subsidiary that is not a Guarantor) that are permitted to be incurred under covenant described in the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(28) Liens on the assets of one or more Subsidiaries organized under the laws of the People’s Republic of China securing Indebtedness permitted under the covenant described in the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(29) Liens on cash and cash equivalents of Captive Insurance Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from the Parent Guarantor or any Subsidiary of the Parent Guarantor to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal, Securitization Fees and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $40 million or more, the fair market value shall be determined by an Independent Financial Advisor.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Rating Agency” means each of (i) S&P and Moody’s or (ii) if either S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories (any of which may include a “+” or “−”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Rating Decline” means that at any time within the earlier of (i) 90 days after the date of public notice of a Change of Control, or of the Issuers’ or the Parent Guarantor’s intention or the intention of any Person to effect a Change of Control, and (ii) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (ii)), the rating of the Notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Notes following such downgrade is not an Investment Grade Rating.

“Registration Rights Agreement” means the Registration Rights Agreement to be executed on the Issue Date, among the Issuer, the Guarantors, and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreements may be amended from time to time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Indenture.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

provided, that Estech GmbH & Co. KG and Estech Managing GmbH shall not constitute Subsidiaries of the Issuer.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Total Secured Leverage Ratio” means, with respect to any Person at any date of calculation, the ratio of (i) Secured Debt of such Person and its Restricted Subsidiaries (other than Secured Debt secured by Liens permitted under clauses (5) and (8) of the definition of “Permitted Liens”) as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Total Secured Leverage Ratio is being calculated but on or prior to the event for which the calculation of the Total Secured Leverage Ratio is made, then the Total Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

“Transactions” means the transactions contemplated by (i) this offering of the Notes and (ii) the concurrent amendment of the Credit Agreement.

“Treasury Rate” means, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2014; provided, however, that if the period from such redemption date to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) such designation complies with the covenant contained under the caption “Certain Covenants — Restricted Payments” and (b) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the fourth quarter reference period; and (ii) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time of determination thereof, the amount of U.S. Dollars obtained by translating such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

General

The exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be issued at the closing of this exchange offer only in exchange for and against delivery of outstanding notes.

The exchange notes initially will be represented by notes in registered, global form without interest coupons, called collectively the global notes. The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global notes may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Beneficial interests in the global notes may not be exchanged for notes in certificated form, or certificated notes except in the limited circumstances described below. See “— Certificated Securities”. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the global notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including Additional Interest, if any) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including Additional Interest, if any) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of US and non-US equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both US and non-US securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both US and non-US securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A global note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the Notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the exchange notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

The following relates only to beneficial owners of exchange notes that acquire such exchange notes in this offering in exchange for outstanding notes originally acquired at their initial offering for an amount of cash equal to their “issue price” (as defined below) and that are held as capital assets (i.e., generally, property held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the U.S., controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities and foreign currencies, brokers, persons who hold the exchange notes as a hedge or other integrated transaction or who hedge the interest rate on the exchange notes, persons deemed to sell exchange notes under the constructive sale provisions of the Code, “U.S. holders” (as defined below) whose functional currency is not U.S. dollars, or who hold the exchange notes through a foreign entity or foreign account, or persons subject to the alternative minimum tax). In addition, this summary does not include any description of the tax laws of any state, local, or non-U.S. jurisdiction that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

For purposes of this discussion, a “U.S. holder” is an individual, corporation, estate, or trust that is a beneficial owner of the exchange notes and that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes;

•	a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (2) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust.

A “non-U.S. holder” is an individual, corporation, estate, or trust that is a beneficial owner of the exchange notes and is not a U.S. holder.

The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the exchange notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

Certain Contingent Payments

In certain circumstances (see, for example, “Description of the Notes — Repurchase at the Option of Holders — Change of Control Event”), the exchange notes provide for the payment of certain amounts in excess of the stated interest and principal. These contingencies could subject the exchange notes to the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date of the notes, such contingencies in the aggregate are “remote” or are considered to be “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated in the aggregate as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is not binding on the IRS, and is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause any gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the exchange notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the exchange notes of the contingent payment debt regulations and the consequences thereof.

Consequences to U.S. holders

Stated Interest

Stated interest on the exchange notes will be taxable to a U.S. holder as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting.

Exchange offer

The exchange of the outstanding notes for exchange notes pursuant to this exchange offer will not constitute a taxable exchange. As a result, (1) a U.S. holder will not recognize a taxable gain or loss as a result of exchanging such U.S. holder’s outstanding notes; (2) the holding period of the exchange notes will include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

Sale or other taxable disposition of exchange notes

In general, upon the sale, exchange, retirement or other taxable disposition of an exchange note, a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be taxable as interest income as discussed above to the extent not previously includable in income) and (2) the U.S. holder’s adjusted tax basis in such exchange note at the time of such sale. A U.S. holder’s initial tax basis in an exchange note will be the cost to the U.S. holder of the original note exchanged for such exchange note. Gain or loss realized on the sale or other taxable disposition of an exchange note will generally be capital gain or loss and will be a long-term capital gain or loss if, at the time of the disposition the holder has held the exchange note for more than one year. For non-corporate taxpayers, long-term capital gains are currently generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting

In general, a U.S. holder of the exchange notes will be subject to backup withholding with respect to payments of stated interest, and the proceeds of a sale or other disposition (including a retirement or redemption) of the exchange notes, at the applicable tax rate (currently 28%), unless such U.S. holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number (“TIN”), certifies that the TIN provided to the payor is correct and that the U.S. holder has not been notified by the IRS that such U.S. holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, we or our paying agent will report to the U.S. holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the exchange notes as required by the Code and applicable Treasury Regulations. A U.S. holder who does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such U.S. holder’s federal income tax liability and may entitle the U.S. holder to a refund; provided that the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Consequences to non-U.S. holders

The rules governing U.S. federal income taxation of non-U.S. holders are complex. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and non-U.S. income tax laws, as well as treaties, with regard to an investment in the exchange notes, including any reporting requirements.

Payment of Interest

Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-US holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest on the exchange notes that is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., provided that;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of common stock of Celanese entitled to vote;

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (actually or constructively) to Celanese; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•	If a non-U.S. holder provides to us or our paying agent a statement on an IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

•	If an exchange note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides an IRS Form W-8BEN (or suitable successor form) to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such a form from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•	If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the exchange notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the

non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-US holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI or W-8BEN, as applicable (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Exchange offer

The exchange of the outstanding notes for exchange notes pursuant to this exchange offer will not constitute a taxable exchange. As a result, (1) a non-U.S. holder will not recognize a taxable gain or loss as a result of exchanging such holder’s outstanding; (2) the holding period of the exchange notes will include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

Sale or other taxable disposition of exchange notes

Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on gain realized by such holder upon a sale, exchange, retirement or other taxable disposition of an exchange note (other than any accrued and unpaid stated interest, which will be taxable as interest income as discussed above), unless,

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•	such gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its US-source capital gains exceed its US-source capital losses during the taxable year of the disposition.

If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition in the same manner as a US holder. In addition, corporate non-U.S. holder may also be subject to a 30% branch profits tax on any effectively connected earnings and profits. If a non-US holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the US federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

A non-U.S. holder will be subject to substantial limitations on its ability to claim a loss on the disposition of the exchange notes. Non-U.S. holders should consult their own tax advisors regarding the tax consequences of disposing of the exchange notes at a loss.

Information reporting and backup withholding

When required, we or our paying agent will report to the IRS and to each non-US holder the amount of any interest paid on the exchange notes in each calendar year, and the amount of US federal income tax withheld, if any, with respect to these payments. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement.

Payments of interest will be subject to backup withholding unless the non-US holder certifies as to its non-US status or otherwise establishes an exemption from backup withholding, and will be subject to information reporting in any event.

Payments of the proceeds from the sale or other disposition (including a retirement) of an exchange note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a controlled foreign corporation for US federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a US trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of an exchange note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-US holder certifies as to its non-US status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-US holder will be allowed as a credit against such holder’s US federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-US or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any similar laws) of such plans, accounts and arrangements (each, a “plan”).

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA plan”) and prohibit certain transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA plan or the management or disposition of the assets of such an ERISA plan, or who renders investment advice for a fee or other compensation to such an ERISA plan, is generally considered to be a fiduciary of the ERISA plan.

In considering an investment in the Notes by any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar laws relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including fiduciaries of an ERISA plan, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The exchange of outstanding notes and the acquisition, holding or disposition of exchange notes by or on behalf of any plan with respect to which we, the trustee or the exchange agent or any of our respective affiliates is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless an exemption is available. In this regard, the US Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition to the foregoing, the Pension Protection Act of 2006 provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the plan or by relationship to a service provider, provided that the ERISA plan fiduciary has made a determination that there is adequate consideration for the transaction.

Each holder of outstanding notes that acquires exchange notes and that is a plan or is using plan assets will be deemed to have represented and warranted that the exchange of the outstanding notes and the acquisition, holding and disposition of the exchange notes will not result in a non-exempt prohibited transaction under ERISA, the Code and any substantially similar applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering exchanging outstanding notes and acquiring exchange notes on behalf of or with plan assets should consult with their counsel, prior to any such transaction, regarding the potential applicability of ERISA, the Code and any substantially similar laws to such investment and the availability of an applicable exemption.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than the expenses of counsel for the holders of the outstanding notes, commissions or concessions of any brokers or dealers and any transfer taxes relating to the sale or disposition of the outstanding notes or the exchange notes, and we will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements of the Company as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 refers to the adoption of certain new accounting standards.

The financial statements of CTE Petrochemicals Company as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from Celanese Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of National Methanol Company (Ibn Sina) as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this Prospectus by reference from Celanese Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche Bakr Abulkhair & Co, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. Investors must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

Until          , 2011 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus

$600,000,000

Celanese US Holdings LLC

Exchange Offer for All Outstanding

6 5/8% Senior Notes due 2018

(CUSIP Nos. 15089Q AA2 and U1259R AA1)

for new

6 5/8% Senior Subordinated Notes due 2018

that have been registered under the Securities Act of 1933

          , 2011

PART II

Item 20.	Indemnification of Directors and Officers

Celanese US Holdings LLC.

Celanese US Holdings LLC is a Delaware limited liability company managed and operated by its sole member. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Celanese US Holdings LLC provides that its member and any officer of Celanese US Holdings LLC shall be entitled to indemnification for any loss, damage or claim incurred by the member or officer by reason of any act or omission performed or omitted by the member or officer in good faith on behalf of Celanese US Holdings LLC and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the limited liability company agreement, except that the member or officer is not entitled to indemnification for any loss, damage or claim incurred by the member by reason of the member or officer’s gross negligence or willful misconduct.

Celanese Corporation.

Celanese Corporation is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Celanese Corporation under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Celanese Corporation’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Celanese Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Celanese Corporation or is or was serving at the request of Celanese Corporation as a director or officer of another corporation or enterprise. Celanese Corporation may, in its discretion, similarly indemnify its employees and agents.

Celanese Corporation has established an Employee Indemnification Policy that provides that Celanese Corporation and its subsidiaries will indemnify and hold harmless each director and officer against any taxes, interest, penalties, reasonable expenses (including reasonable counsel fees), judgments, settlement costs, fines, liabilities, damages, fees or other charges assessed against, suffered, or incurred by such indemnified employee in any action, arbitration, audit, hearing, investigation, litigation, suit or claim (whether criminal, civil, or administrative) as a direct or indirect result of such indemnified employee’s service (i) as an administrator, fiduciary, officer, trustee, custodian, agent, employee or other representative of any employee benefit plan sponsored by Celanese Corporation or its subsidiaries or (ii) as a director, manager or officer of any of Celanese Corporation’s subsidiaries, unless it is finally judicially determined that: (a) the act, omission, or failure to act of the indemnified employee was material to the claim; and (b)(1) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the indemnified employee actually received an improper personal benefit in money, property, or services. The Employee Indemnification Policy also provides for reimbursement of reasonable expenses (including reasonable legal fees) incurred in the investigation of any such matter.

To the fullest extent permitted by the DGCL, the Bylaws of Celanese Corporation relieve its directors and officers, and directors and officers of a affiliated subsidiaries, from expenses incurred in connection with a compelled action brought by or in the right of Celanese Corporation if such director or officer acted in good faith and in a manner such director or officer reasonably believed to not be in or opposed to Celanese Corporation’s best interests. However, the Bylaws of Celanese Corporation provide that a director or officer shall not be indemnified for any claim, issue or matter as to which such director or officer is adjudged liable to the Celanese Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such judgment is rendered determines that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses and costs as court deems proper.

In addition, Section 102(b)(7) of the DGCL provides that a corporation is restricted from relieving its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Celanese Corporation currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Celanese Corporation.

Co-Registrants

Certain officers and other employees of Celanese Corporation serve at the request of Celanese Corporation as a director, officer, manager, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Celanese Corporation, the directors, officers, managers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below. In addition, directors and officers of the co-registrants are entitled to indemnification pursuant to the Employee Indemnification Policy described above.

Delaware Corporations

The co-registrants that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Celanese Corporation. The certificates of incorporation and bylaws of these co-registrants provide, in effect, that, to the fullest extent and under the circumstances permitted by the DGCL, each co-registrant that is a Delaware corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of such co-registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of such co-registrant, or is or was serving at the request of such co-registrant as a director, officer, employee or agent of another corporation or enterprise.

Delaware Limited Liability Companies

The co-registrants that are Delaware limited liability companies are each managed and operated by a board of managers appointed by the limited liability company’s sole member. These co-registrants are subject to Section 18-108 of the LLCA, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Celanese Americas, LLC, Celanese Fibers Operations LLC, and CNA Holdings LLC, provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager or officer of these co-registrants or is or was serving at the request of the these co-registrants as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The aforementioned co-registrants may also indemnify, to the fullest extent permitted by applicable law, any person made or threatened to be made party to any proceeding by reason of the fact that such person is or was an employee or agent of the these co-registrants, or is or was serving at their request as an employee or agent of another corporation, partnership, joint venture trust or other enterprise.

The limited liability company agreements of Celanese Acetate LLC, KEP Americas Engineering Plastics, LLC, and Ticona LLC provide that each of these co-registrants shall, to the fullest extent permitted by applicable law, indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, officer or employee of these co-registrants or, while a manager, officer or employee of the aforementioned co-registrants, is or was serving at the written request of these co-registrants as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, non-profit entity, or any other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses actually and reasonably incurred by such indemnified person. Notwithstanding the preceding sentence, the aforementioned co-registrants are not required to provide indemnification to a person in connection with a proceeding (or part thereof) commenced by such person such if proceeding (or part thereof) was not authorized by the sole member of such co-registrant.

The limited liability company agreement of CNA Funding LLC provides that it will indemnify and hold harmless the managers and officers of the company, and the respective officers, directors and employees of its members and managers from any claim, loss, expense, liability, action or damage resulting from any act or omission performed by or on behalf of the indemnified person in their capacity as member, manager, or officer. However, the indemnified person will not be indemnified for any act or omission that violates the CNA Funding LLC limited liability company agreement or that constitutes fraud, gross negligence or willful misconduct.

The limited liability company agreement of Celanese Global Relocation LLC provides that it will indemnify and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative is or was a manager, officer or employee of Celanese Global Relocation LLC or, while a manager, officer or employee of the company serving at the written request of the company as a director, officer, manager, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, enterprise or nonprofit entity including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by the indemnified person. Celanese Global Relocation LLC will indemnify the aforementioned persons in connection with a proceeding commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by its sole member.

Texas Limited Partnership

Celanese Ltd. is a Texas limited partnership that is managed and operated by the employees, officers and directors of its general partner, Celanese International Corporation. Chapter 8 of the Texas Business Organizations Code (“TBOC”) requires a limited partnership to indemnify a general partner or former general partner who incurs expenses in connection with a legal proceeding relating to such current or former general partner’s position with the partnership. Indemnification is mandatory only if (i) the current or former general partner is wholly successful in the underlying legal proceeding, and (ii) such indemnification is not otherwise prohibited by a written partnership agreement.

Additionally, Chapter 8 permits a limited partnership to indemnify a general partner or former general partner who acted in good faith and reasonably believed that (i) the conduct was in the partnership’s best interests (if performed in the general partner’s official capacity), or (ii) the conduct was not opposed to the partnership’s best interests (if performed outside of the general partner’s official capacity). In the case of a criminal proceeding, indemnification is permitted only if the general partner did not have a reasonable cause to believe its conduct was unlawful. Chapter 8 permits indemnification of a general partner without the necessity of indemnification provisions in the partnership agreement. In the absence of such provisions, however, the partnership must make the determination to indemnify a general partner according to the guidelines provided in Section 8.103 of the TBOC.

In all instances, Chapter 8 prohibits a limited partnership from indemnifying a general partner or former general partner in relation to a proceeding in which the general partner is found to be liable for (i) willful or intentional misconduct, (ii) breach of the duty of loyalty or (iii) an act or omission not in good faith constituting a breach of the general partner’s duty to the partnership.

Chapter 8 provides that limited partners, employees and others who are not also general partners may be indemnified by provisions in the partnership agreement, by contract, by common law or through other action by the partnership’s governing authority.

The Agreement of Limited Partnership of Celanese Ltd. instructs that the partnership shall indemnify its general partner and all persons acting on behalf of the general partner to the fullest extent permitted by Article 11 of the former Texas Revised Limited Partnership Act, which was replaced by the TBOC on January 1, 2010.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

(b) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and therefore have been omitted.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, Celanese Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE CORPORATION

By:	/s/ Steven M. Sterin
Name:     Steven M. Sterin

Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 18, 2011 in the capacities indicated below.

Signature	Title

* David N. Weidman	Chairman and Chief Executive Officer (Principal Executive Officer)
* Steven M. Sterin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* Christopher W. Jensen	Senior Vice President, Finance and Treasurer (Principal Accounting Officer)
* James E. Barlett	Director
* David F. Hoffmeister	Director
* Martin G. McGuinn	Director
* Paul H. O’Neill	Director
* Mark C. Rohr	Director
* Daniel S. Sanders	Director
* Farah M. Walters	Director
* John K. Wulff	Director

*	The undersigned does hereby sign this registration statement on behalf of the above-indicated director or officer of Celanese Corporation pursuant to a power of attorney executed by such director or officer.

By:	/s/ Steven M. Sterin
Name: Steven M. Sterin
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE US HOLDINGS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen	President (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

/s/ James R. Peacock III	Secretary	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CNA HOLDINGS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen	President (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

/s/ James R. Peacock III	Secretary	February 18, 2011

/s/ Steven M. Sterin	Manager	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE AMERICAS LLC

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Jensen	President (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

/s/ James R. Peacock III	Secretary	February 18, 2011

/s/ Steven M. Sterin	Manager	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE CHEMICALS, INC.

By:	/s/ Christopher W. Jensen
Name:     Christopher W. Jensen

Title:	Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin	President and Director (Principal Executive Officer)	February 18, 2011

/s/ Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELTRAN, INC.

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard	Vice President (Principal Executive Officer and Principal Financial and Accounting Officer)	February 18, 2011

/s/ Steven M. Sterin	Director	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE INTERNATIONAL CORPORATION

CELANESE LTD.

By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Douglas M. Madden
Name:     Douglas M. Madden

Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Madden	President (Principal Executive Officer)	February 18, 2011

/s/ Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

/s/ Steven M. Sterin	Director	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE ACETATE LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard	Vice President (Principal Executive Officer)	February 18, 2011

/s/ Christopher W. Jensen	Treasurer (Principal Financial and Accounting Officer)	February 18, 2011

/s/ Mats Bjoerkman	Manager	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE FIBERS OPERATIONS LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Madden	President and Manager (Principal Executive Officer)	February 18, 2011

/s/ Steven M. Sterin	Vice President (Principal Financial and Accounting Officer)	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CNA FUNDING LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Howard	Vice President (Principal Executive Officer and Principal Financial and Accounting Officer)	February 18, 2011

/s/ Steven M. Sterin	Manager	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

TICONA LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wardzel	Vice President and Manager (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President (Principal Financial and Accounting Officer)	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

KEP AMERICAS ENGINEERING PLASTICS, LLC

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin	Vice President (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President and Manager (Principal Financial and Accounting Officer)	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

TICONA FORTRON INC.

TICONA POLYMERS, INC.

By:	/s/ John W. Howard
Name:     John W. Howard

Title:	Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wardzel	Vice President and Director (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President (Principal Financial and Accounting Officer)	February 18, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 18, 2011.

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Steven M. Sterin
Name:     Steven M. Sterin

Title:	Vice President, Controller and Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Christopher W. Jensen and John W. Howard, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Sterin	Vice President, Controller and Manager (Principal Executive Officer)	February 18, 2011

/s/ John W. Howard	Vice President, Tax (Principal Financial and Accounting Officer)	February 18, 2011

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Indenture, dated September 24, 2010, by and among Celanese US Holdings LLC, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2010, File No. 001-32410)
4.2	Registration Rights Agreement, dated September 24, 2010, among Celanese US Holdings LLC, the guarantors party thereto, and the initial purchasers listed therein (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2010, File No. 001-32410).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Accounting Firm of Celanese Corporation.
23.3	Consent of Deloitte & Touche LLP, Independent Auditors of CTE Petrochemicals Company.
23.4	Consent of Deloitte & Touche Bakr Abulkhair & Co., Independent Auditors of National Methanol Company.
24.1	Power of Attorney with respect to Celanese Corporation.
24.2	Powers of Attorney with respect to Celanese US Holdings LLC and the co-registrants (included on the signature pages of this registration statement).
25.1	Statement of Eligibility of Trustee, Wells Fargo Bank, National Association, on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.3	Form of Notice of Guaranteed Delivery.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.